Filed Pursuant to Rule 424(b)(3)

Registration No. 333-174640

Prospectus Supplement No. 1

(to Prospectus dated January 24, 2012)

6,900,000 SHARES

CURRENCYSHARES® CHINESE RENMINBI TRUST

This Prospectus Supplement No. 1 amends and supplements our prospectus dated January 24, 2012 (the “Prospectus”) and should be read in conjunction with, and must be delivered with, the Prospectus.

This Prospectus Supplement No. 1 includes the attached Quarterly Report on Form 10-Q for the quarter ended January 31, 2012 filed by us with the Securities and Exchange Commission.

The Prospectus remains unchanged in all other respects.

The date of this Prospectus Supplement is March 12, 2012

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 10-Q

☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended January 31, 2012

or

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from              to

Commission File Number 001-35304

CurrencyShares® Chinese Renminbi Trust

Sponsored by Rydex Specialized Products LLC,

d/b/a Rydex Investments

(Exact name of registrant as specified in its charter)

New York	No. 45-6344265
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

805 King Farm Boulevard, Suite 600 Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

(301) 296-5100

(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (d232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    Yes  ☒    No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” “non-accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):    Large accelerated filer  ☐    Accelerated filer  ☐    Non-accelerated filer  ☐    Smaller reporting company  ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

CURRENCYSHARES® CHINESE RENMBINI TRUST

INDEX

Caption	Page

PART I FINANCIAL INFORMATION

Item 1. Financial Statements (Unaudited)

Statements of Financial Condition at January 31, 2012 and October 31, 2011	2

Statement of Income and Comprehensive Income for the three months ended January 31, 2012	3

Statements of Changes in Shareholders’ Equity for the three months ended January 31, 2012 and the period from August 16, 2011 (Date of Inception) to October 31, 2011	4

Statement of Cash Flows for the three months ended January 31, 2012	5

Notes to Financial Statements	6

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations	10

Item 3. Quantitative and Qualitative Disclosures about Market Risk	14

Items 4. Controls and Procedures	14

Part II OTHER INFORMATION

Item 1. Legal Proceedings	15

Item 1A. Risk Factors	15

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds	15

Item 3. Defaults Upon Senior Securities	15

Item 4. (Removed and Reserved)	15

Item 5. Other Information	15

Item 6. Exhibits	16

SIGNATURES	17

PART I – FINANCIAL INFORMATION

Item 1.	Financial Statements

CurrencyShares® Chinese Renminbi Trust

Statements of Financial Condition

	January 31, 2012 (Unaudited)	October 31, 2011
Assets
Current Assets:
Chinese Renminbi deposits, interest bearing	$7,931,375	$7,821,666
Chinese Renminbi deposits, non-interest bearing	—	—
Receivable from accrued interest	683	608

Total Current Assets	$7,932,058	$7,822,274

Liabilities, Redeemable Capital Shares and Shareholders’ Equity
Current Liabilities:
Accrued Sponsor’s fee	$2,687	$2,400

Total Current Liabilities	2,687	2,400

Commitments and Contingent Liabilities (note 8)	—	—
Redeemable Capital Shares, at redemption value, no par value, 7,000,000 authorized – 100,000 issued and outstanding	7,929,371	7,819,874
Shareholders’ Equity:
Retained Earnings	—	—
Cumulative Translation Adjustment	—	—

Total Liabilities, Redeemable Capital Shares and Shareholders’ Equity	$7,932,058	$7,822,274

See Notes to Financial Statements.

CurrencyShares® Chinese Renminbi Trust

Statement of Income and Comprehensive Income

(Unaudited)

Three months ended January 31, 2012
Income
Interest Income	$2,012

Total Income	2,012

Expenses
Sponsor’s fee	(7,914)

Total Expenses	(7,914)
Net Loss	$(5,902)

Other Comprehensive Loss:
Currency translation adjustment	(46)

Total Comprehensive Loss	$(5,948)

Basic and Diluted Earnings per Share	$(0.06)
Weighted-average Shares Outstanding	100,000
Cash Dividends per Share	$—

See Notes to Financial Statements.

CurrencyShares® Chinese Renminbi Trust

Statements of Changes in Shareholders’ Equity

	Three months ended January 31, 2012 (Unaudited)	August 16, 2011 [Date of Inception] to October 31, 2011
Retained Earnings, Beginning of Period	$—	$—
Net Loss	(5,902)	(1,780)
Adjustment of redeemable capital shares to redemption value	5,902	1,780

Retained Earnings, End of Period	$—	$—

Cumulative Translation Adjustment, Beginning of Period	$—	$—
Currency translation adjustment	(46)	(11)
Adjustment of redeemable capital shares to redemption value	46	11

Cumulative Translation Adjustment, End of Period	$—	$—

See Notes to Financial Statements.

CurrencyShares® Chinese Renminbi Trust

Statement of Cash Flows

(Unaudited)

Three months ended January 31, 2012
Cash flows from operating activities
Cash received for accrued income	$1,946
Cash paid for expenses	(7,663)

Net cash used in operating activities	(5,717)

Cash flows from financing activities
Net cash provided by financing activities	—

Adjustment to period cash flows due to currency movement	115,426

Increase in cash	109,709
Cash at beginning of period	7,821,666

Cash at end of period	$7,931,375

Reconciliation of net loss to net cash used in operating activities

Net Loss	(5,902)
Adjustments to reconcile net loss to net cash used in operating activities:
Receivable from accrued interest	(683)
Prior period receivable from accrued interest	608
Currency translation adjustment	(27)
Accrued sponsor fee	2,687
Prior period accrued sponsor fee	(2,400)

Net cash used in operating activities	$(5,717)

See Notes to Financial Statements.

CurrencyShares® Chinese Renminbi Trust

Notes to Financial Statements

(Unaudited)

1.	Organization and Description of the Trust

The CurrencyShares® Chinese Renminbi Trust (the “Trust”) was formed under the laws of the State of New York on August 16, 2011. On August 16, 2011, Rydex Specialized Products LLC d/b/a “Rydex Investments” (the “Sponsor”) deposited 500 Chinese Yuan in the Trust’s primary deposit account held by JPMorgan Chase Bank, N.A., London Branch (the “Depository”). The Sponsor is a Delaware limited liability company whose sole member is Rydex Advisors II, LLC (also d/b/a “Rydex Investments”). The Sponsor is responsible for, among other things, overseeing the performance of The Bank of New York Mellon (the “Trustee”) and the Trust’s principal service providers, including the preparation of financial statements. The Trustee is responsible for the day-to-day administration of the Trust.

The investment objective of the Trust is for the Trust’s shares (the “Shares”) to reflect the price of the Chinese Renminbi plus accrued interest, if any, less the Trust’s expenses and liabilities. The Shares are intended to provide investors with a simple, cost-effective means of gaining investment benefits similar to those of holding Chinese Renminbi. The Trust’s assets primarily consist of Chinese Renminbi on demand deposit in two deposit accounts maintained by the Depository: a primary deposit account which earns interest and a secondary deposit account which does not earn interest. The secondary deposit account is used to account for any interest that may be received and paid out on creations and redemptions of blocks of 50,000 Shares (“Baskets”). The secondary account is also used to account for interest earned, if any, on the primary deposit account, pay Trust expenses and distribute any excess interest to holders of Shares (“Shareholders”) on a monthly basis.

The accompanying unaudited financial statements were prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions for Form 10-Q. In the opinion of management, all material adjustments, consisting only of normal recurring adjustments, considered necessary for a fair statement of the interim period financial statements have been made. Interim period results are not necessarily indicative of results for a full-year period. These financial statements and the notes thereto should be read in conjunction with the Trust’s financial statements included in the Form 10-K as filed on January 13, 2012.

2.	Significant Accounting Policies

A.	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of the assets and liabilities and disclosures of contingent liabilities at the date of the financial statement and the evaluation of subsequent events through the issuance date of the financial statements. Actual results could differ from those estimates.

B.	Foreign Currency Translation

The Trustee calculates the Trust’s net asset value (“NAV”) each business day, as described in Note 4 below. For NAV calculation purposes, Chinese Renminbi Deposits (cash) are translated at the Closing Spot Rate, which is the Chinese Renminbi /U.S. Dollar (“USD”) exchange rate as determined and published by The World Markets Company PLC, a State Street business, at 4:00 PM (London fixing) on each day that NYSE Arca is open for regular trading.

The functional currency of the Trust is the Chinese Renminbi in accordance with generally accepted accounting standards. For financial statement reporting purposes, the USD is the reporting currency. As a result, the financial statement is translated from Chinese Renminbi to USD. The Closing Spot Rate on the last day of the period is used for translation in the statement of financial condition. The average Closing Spot Rate for the period is used for translation in the statements of income and comprehensive income and the statements of cash flows. Any currency translation adjustment is included in comprehensive income.

C.	Federal Income Taxes

The Trust is treated as a “grantor trust” for federal income tax purposes and, therefore, no provision for federal income taxes is required. Interest, gains and losses are passed through to the Shareholders.

Shareholders generally will be treated, for U.S. federal income tax purposes, as if they directly owned a pro-rata share of the assets held in the Trust. Shareholders also will be treated as if they directly received their respective pro-rata portion of the Trust’s income, if any, and as if they directly incurred their respective pro-rata portion of the Trust’s expenses. The acquisition of Shares by a U.S. Shareholder as part of a creation of a Basket will not be a taxable event to the Shareholder.

The Sponsor’s fee accrues daily and is payable monthly. For U.S. federal income tax purposes, an accrual-basis U.S. Shareholder generally will be required to take into account as an expense its allocable portion of the USD-equivalent of the amount of the Sponsor’s fee that is accrued on each day, with such USD-equivalent being determined by the currency exchange rate that is in effect on the respective day. To the extent that the currency exchange rate on the date of payment of the accrued amount of the Sponsor’s fee differs from the currency exchange rate in effect on the day of accrual, the U.S. Shareholder will recognize a currency gain or loss for U.S. federal income tax purposes.

The Trust does not expect to generate taxable income except for interest income (if any) and gain (if any) upon the sale of Chinese Renminbi. A non-U.S. Shareholder generally will not be subject to U.S. federal income tax with respect to gain recognized upon the sale or other disposition of Shares, or upon the sale of Chinese Renminbi by the Trust, unless: (1) the non-U.S. Shareholder is an individual and is present in the United States for 183 days or more during the taxable year of the sale or other disposition, and the gain is treated as being from United States sources; or (2) the gain is effectively connected with the conduct by the non-U.S. Shareholder of a trade or business in the United States.

A non-U.S. Shareholder’s portion of any interest income earned by the Trust generally will not be subject to U.S. federal income tax unless the Shares owned by such non-U.S. Shareholder are effectively connected with the conduct by the non-U.S. Shareholder of a trade or business in the United States.

D.	Revenue Recognition

Interest on the primary deposit account, if any, accrues daily as earned and is received on a monthly basis.

E.	Dividends

To the extent that the interest earned by the Trust exceeds the sum of the Sponsor’s fee for the prior month plus other Trust expenses, if any, the Trust will distribute, as a dividend (herein referred to as dividends or distributions), the excess interest earned in Chinese Renminbi effective on the first business day of the subsequent month. The Trustee will direct that the excess Chinese Renminbi be converted into USD at the prevailing market rate and the Trustee will distribute the USD as promptly as practicable to Shareholders on a pro-rata basis (in accordance with the number of Shares that they own).

3.	Chinese Renminbi Deposits

Chinese Renminbi principal deposits are held in a Chinese Renminbi-denominated, interest-bearing demand account. The Chinese Yuan is the unit of account for the Chinese Renminbi. For the three months ended January 31, 2012, there were no Chinese Yuan principal deposits, no Chinese Yuan principal redemptions, and there were Chinese Yuan withdrawals (to pay expenses) of 36,301 resulting in an ending Chinese Yuan principal balance of 49,963,699. This equates to 7,931,375 USD. For the period August 16, 2011 (date of inception) to October 31, 2011, there were Chinese Yuan principal deposits of 50,000,500 and Chinese Yuan principal redemptions of 500, resulting in an ending Chinese Yuan principal balance of 50,000,000. This equates to 7,821,666 USD.

4.	Redeemable Capital Shares

Shares are classified as “redeemable” for financial statement purposes, since they are subject to redemption. Shares are issued and redeemed continuously in Baskets in exchange for Chinese Renminbi. Individual investors cannot purchase or redeem Shares in direct transactions with the Trust. Authorized Participants (as defined below) may place orders to create and redeem Baskets. An Authorized Participant is a Depository Trust Company (“DTC”) participant that is a registered broker-dealer or other institution eligible to settle securities transactions though the book-entry facilities of DTC and which has entered into a contractual arrangement with the Trust and the Sponsor governing, among other matters, the creation and redemption process. Authorized Participants may redeem their Shares at any time in Baskets.

Due to expected continuing creations and redemptions of Baskets and the three-day period for settlement of each creation or redemption, the Trust reflects Shares created as a receivable on the trade date. Shares redeemed are reflected as a liability on the trade date. Outstanding Shares are reflected at a redemption value, which is the NAV per Share at the period end date. Adjustments to redeemable capital Shares at redemption value are recorded against retained earnings or, in the absence of retained earnings, by charges against the cumulative translation adjustment.

Activity in redeemable capital Shares is as follows:

	Three months ended January 31, 2012 (Unaudited)		August 16, 2011 [Date of Inception] to October 31, 2011
	Shares	U.S. Dollar Amount	Shares	U.S. Dollar Amount
Opening balance	100,000	$7,819,874	—	$—
Shares issued	—	—	100,001	7,773,288
Shares redeemed	—	—	(1)	(77)
Adjustment to period Shares due to currency movement and other	—	109,497	—	46,663

Ending balance	100,000	$7,929,371	100,000	$7,819,874

The Trustee calculates the Trust’s NAV each business day. To calculate the NAV, the Trustee will subtract the Sponsor’s accrued fee through the previous day from the Chinese Renminbi held by the Trust (including all unpaid interest accrued, if any, through the preceding day) and calculate the value of the Chinese Renminbi in USD based upon the Closing Spot Rate. If, on a particular evaluation day, the Closing Spot Rate has not been determined and announced by 6:00 PM (London time), then the most recent Closing Spot Rate will be used to determine the NAV of the Trust unless the Sponsor determines that such price is inappropriate to use as the basis for the valuation. If the Sponsor determines the most recent Closing Spot Rate is not an appropriate basis for valuation of the Trust’s Chinese Renminbi, the Sponsor will determine an alternative basis for the valuation. The Trustee also determines the NAV per Share, which equals the NAV of the Trust divided by the number of outstanding Shares. Shares deliverable under a purchase order are considered outstanding for purposes of determining NAV per Share; Shares deliverable under a redemption order are not considered outstanding for this purpose.

5.	Sponsor’s Fee

The Sponsor’s fee accrues daily at an annual nominal rate of 0.40% of the Chinese Renminbi in the Trust (including all unpaid interest but excluding unpaid fees, each as accrued through the immediately preceding day) and is paid monthly.

The Sponsor assumes and pays the following administrative and marketing expenses incurred by the Trust: the Trustee’s monthly fee, NYSE Arca listing fees, SEC registration fees, typical maintenance and transaction fees of the Depository, printing and mailing costs, audit fees and expenses, up to $100,000 per year in legal fees and expenses, and applicable license fees. The Sponsor has also paid the costs of the Trust’s organization and the initial sales of the Shares, which were approximately $133,235.93 when the Trust was formed.

In certain exceptional cases the Trust will pay for some expenses in addition to the Sponsor’s fee. These exceptions include expenses not assumed by the Sponsor (i.e., expenses other than those identified in the preceding paragraph), taxes and governmental charges, expenses and costs of any extraordinary services performed by the Trustee or the Sponsor on behalf of the Trust or action taken by the Trustee or the Sponsor to protect the Trust or the interests of Shareholders, indemnification of the Sponsor under the Depositary Trust Agreement, and legal expenses in excess of $100,000 per year.

6.	Related Parties

The Sponsor is a related party of the Trust. The Sponsor oversees the performance of the Trustee and the Trust’s principal service providers, including the preparation of financial statements, but does not exercise day-to-day oversight over the Trustee or the Trust’s service providers. The Sponsor has also paid the costs of the Trust’s organization and the initial sales of the Shares, as described in Note 5.

7.	Concentration Risk

All of the Trust’s assets are Chinese Renminbi, which creates a concentration risk associated with fluctuations in the price of the Chinese Renminbi. Accordingly, a decline in the Chinese Renminbi to USD exchange rate will have an adverse effect on the value of the Shares. Factors that may have the effect of causing a decline in the price of the Chinese Renminbi include national debt levels and trade deficits, domestic and foreign inflation rates, domestic and foreign interest rates, investment and trading activities of institutions and global or regional political, economic or financial events and situations. Substantial sales of Chinese Renminbi by the official sector (central banks, other governmental agencies and related institutions that buy, sell and hold Chinese Renminbi as part of their reserve assets) could adversely affect an investment in the Shares.

All of the Trust’s Chinese Renminbi are held by the Depository. Accordingly, a risk associated with the concentration of the Trust’s assets in accounts held by a single financial institution exists and increases the potential for loss by the Trust and the Trust’s beneficiaries in the event that the Depository becomes insolvent

8.	Commitments and Contingencies

Under the Trust’s organizational documents, the Sponsor is indemnified against any liability or expense it incurs without negligence, bad faith or willful misconduct on its part. The Trust’s maximum exposure under this arrangement is unknown, as this would involve future claims that may be made against the Trust that have not yet occurred.

Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

Cautionary Statement Regarding Forward-Looking Information

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “outlook” and “estimate” and other similar words. Forward-looking statements are based upon our current expectations and beliefs concerning future developments and their potential effects on us. Such forward-looking statements are not guarantees of future performance. Various factors may cause our actual results to differ materially from those expressed in our forward-looking statements. These factors include fluctuations in the price of the Chinese Renminbi, as the value of the Shares relates directly to the value of the Chinese Renminbi held by the Trust and price fluctuations could materially adversely affect an investment in the Shares. Readers are urged to review the “Risk Factors” section contained in the Trust’s most recent annual report on Form 10-K for a description of other risks and uncertainties that may affect an investment in the Shares.

Neither Rydex Specialized Products LLC d/b/a Rydex Investments (the “Sponsor”) nor any other person assumes responsibility for the accuracy or completeness of forward-looking statements contained in this report. The forward-looking statements are made as of the date of this report, and will not be revised or updated to reflect actual results or changes in the Sponsor’s expectations or predictions.

Trust Overview

The CurrencyShares® Chinese Renminbi Trust (the “Trust”) is a grantor trust that was formed on August 16, 2011. The Trust issues shares (the “Shares”) in blocks of 50,000 (a “Basket”) in exchange for deposits of Chinese Renminbi and distributes Chinese Renminbi in connection with the redemption of Baskets. The Shares began trading on NYSE Arca under the ticker symbol “FXCH” on October 4, 2011.

The Trust is a passive investment vehicle. The Trust does not have any officers, directors or employees. The investment objective of the Trust is for the Shares to reflect the price of Chinese Renminbi plus accrued interest, less the expenses of the Trust’s operations. The Trust does not engage in any activities designed to obtain profit from, or ameliorate losses caused by, changes in the price of Chinese Renminbi.

Definition of Net Asset Value

The Trustee calculates, and the Sponsor publishes, the Trust’s Net Asset Value (“NAV”) each business day. To calculate the NAV, the Trustee adds to the amount of Chinese Renminbi in the Trust at the end of the preceding day accrued but unpaid interest, Chinese Renminbi receivable under pending purchase orders and the value of other Trust assets, and subtracts the accrued but unpaid Sponsor’s fee, Chinese Renminbi payable under pending redemption orders and other Trust expenses and liabilities, if any. The NAV is expressed in U.S. Dollars (“USD”) based on the “Closing Spot Rate,” which is the USD/ Chinese Renminbi exchange rate as determined by The World Markets Company PLC, a State Street business, as of 4:00 PM (London fixing) on each day that NYSE Arca is open for regular trading. If, on a particular evaluation day, the Closing Spot Rate has not been determined and announced by 6:00 PM (London time), then the most recent Closing Spot Rate is used to determine the NAV of the Trust unless the Trustee, in consultation with the Sponsor, determines that such price is inappropriate to use as the basis for the valuation.

The Trustee also determines the NAV per Share, which equals the NAV of the Trust divided by the number of outstanding Shares. The NAV of the Trust and NAV per Share is published by the Sponsor on each day that NYSE Arca is open for regular trading and are posted on the Trust’s website, www.currencyshares.com.

Movements in the Price of Chinese Renminbi

The investment objective of the Trust is for the Shares to reflect the price of the Chinese Renminbi plus accrued interest, less the expenses of the Trust’s operations. The Shares are intended to provide institutional and retail investors with a simple, cost-effective means of gaining investment benefits similar to those of holding Chinese Renminbi. Each outstanding Share represents a proportional interest in the Chinese Renminbi held by the Trust. The following chart provides recent trends on the price of the Chinese Renminbi. The chart illustrates movements in the price of Chinese Renminbi in USD and is based on the Closing Spot Rate.

Closing Spot Rate

NAV per Share; Valuation of the Chinese Renminbi

The following chart illustrates the movement in the price of the Shares based on (1) NAV per Share, (2) the “bid” and “ask” midpoint offered on NYSE Arca and (3) the Closing Spot Rate expressed as a multiple of 500 Chinese Renminbi:

FXCH Price Movement

Liquidity

The Sponsor is not aware of any trends, demands, conditions or events that are reasonably likely to result in material changes to the Trust’s liquidity needs. The Trust’s Depository, JPMorgan Chase, N.A., London Branch, maintains two deposit accounts for the Trust: a primary deposit account which may earn interest and a secondary deposit account which does not earn interest. Interest on the primary deposit account, if any, accrues daily and is paid monthly. The interest rate in effect as of January 31, 2012 was an annual nominal rate of 0.10%. The following chart provides the daily rate paid by the Depository since the Shares began trading:

FXCH Daily Rate

In exchange for a fee, the Sponsor bears most of the expenses incurred by the Trust. As a result, the only ordinary expense of the Trust during the period covered by this report was the Sponsor’s fee. Each month the Depository deposits into the secondary deposit account accrued but unpaid interest, if any, and the Trustee withdraws Chinese Renminbi from the secondary deposit account to pay the accrued Sponsor’s fee for the previous month plus other Trust expenses, if any. When the interest deposited, if any, exceeds the sum of the Sponsor’s fee for the prior month plus other Trust expenses, if any, the Trustee converts the excess into USD at a prevailing market rate and distributes the USD as promptly as practicable to Shareholders on a pro-rata basis (in accordance with the number of Shares that they own). The Trust did not make any distributions during the period ended October 31, 2011.

Critical Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Sponsor’s management to make estimates and assumptions that affect the reported amounts of the assets and liabilities and disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period covered by this report.

In addition to the description below, please refer to Note 2 to the consolidated financial statements for further discussion of our accounting policies.

The functional currency of the Trust is the Chinese Renminbi in accordance with ASC 830, Foreign Currency Translation.

Results of Operations

The Chinese Yuan is the unit of account for the Chinese Renminbi. The Trust was formed on August 16, 2011 when the Sponsor deposited 500 Chinese Yuan with the Depository in exchange for one Share. The Depository received 50,000,000 Chinese Yuan on behalf of the Trust in exchange for 100,000 Shares on September 29, 2011. Trading in the Shares of the Trust on the NYSE commenced on October 4, 2011. Through the fiscal period ended October 31, 2011 no additional Shares were created and the single seed share was redeemed in exchange for 500 Chinese Yuan. As of October 31, 2011 the number of Chinese Yuan owned by the Trust was 50,000,000, resulting in a redeemable capital share value of $7,819,874.

During the three months ended January 31, 2012, no Shares were created and no Shares were redeemed. In addition, 36,301 Chinese Yuan were withdrawn to pay the portion of sponsor fee that exceeded the interest earned. As of January 31, 2012, the number of Chinese Yuan owned by the Trust was 49,963,699, resulting in a redeemable capital Share value of $7,931,375.

Interest income earned for the period ended January 31, 2012 was $2,012.

The Sponsor’s fee accrues daily at an annual nominal rate of 0.40% of the Chinese Renminbi in the Trust. The Sponsor’s fee paid for the three months ended January 31, 2012 was $7,914. The only expense of the Trust during the three months ended January 31, 2012 was the Sponsor’s fee.

The Trust’s net loss for the three months ended January 31, 2012 was $5,902, due to the Sponsor’s fee of 7,914 exceeding interest income of $2,012.

No cash dividends per Share were paid for the period ended October 31, 2011 as the Trust’s income did not exceed the Trust’s expenses.

Item 3.	Quantitative and Qualitative Disclosures about Market Risk

Except as described above with respect to the USD/Chinese Renminbi exchange rate and the nominal annual interest rate paid by the Depository on Chinese Renminbi held by the Trust, the Trust is not subject to market risk. The Trust does not hold securities and does not invest in derivative instruments.

Item 4.	Controls and Procedures

The Trust maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934) designed to ensure that material information relating to the Trust is recorded, processed and disclosed on a timely basis. The Trust’s disclosure controls and procedures are designed by or under the supervision of the Sponsor’s chief executive officer and chief financial officer, who exercise oversight over the Trust as the Trust has no officers. The chief executive officer and chief financial officer of the Sponsor have evaluated the effectiveness of the Trust’s disclosure controls and procedures as of January 31, 2012. Based on that evaluation, the chief executive officer and chief financial officer of the Sponsor have concluded that the disclosure controls and procedures of the Trust were effective as of the end of the period covered by this report.

There were no changes in the Trust’s internal control over financial reporting that occurred during the Trust’s last fiscal quarter that have materially affected, or are reasonably likely to materially affect, the Trust’s internal control over financial reporting.

PART II – OTHER INFORMATION

Item 1.	Legal Proceedings

None.

Item 1A.	Risk Factors

There have been no material changes from the risk factors disclosed in the “Risk Factors” section of the Trust’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on January 13, 2012.

Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds

(a) None.

(b) Not applicable.

(c) None.

Item 3.	Defaults Upon Senior Securities

None.

Item 4.	(Removed and Reserved)

None.

Item 5.	Other Information

None.

Item 6.	Exhibits

Exhibit No.	Description

4.1	Global Amendment to Depository Trust Agreement.

31.1	Certification by Principal Executive Officer pursuant to Section 302(a) of the Sarbanes-Oxley Act of 2002.

31.2	Certification by Principal Financial Officer pursuant to Section 302(a) of the Sarbanes-Oxley Act of 2002.

32.1	Certification by Principal Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2	Certification by Principal Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

101.INS	XBRL Instance Document.

101.SCH	XBRL Taxonomy Extension Schema Document.

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB	XBRL Taxonomy Extension Label Linkbase Document.

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CURRENCYSHARES® CHINESE RENMINBI TRUST

	By:	Rydex Specialized Products LLC
Sponsor of the CurrencyShares® Chinese Renminbi Trust

Date: March 12, 2012		By:	/S/ JOSEPH ARRUDA
Joseph Arruda
Chief Financial Officer
(principal financial officer)

Exhibit 4.1

GLOBAL AMENDMENT

to

DEPOSITARY TRUST AGREEMENTS

This Global Amendment to Depositary Trust Agreements (this “Amendment”), dated as of March 6, 2012, between RYDEX SPECIALIZED PRODUCTS LLC, d/b/a “RYDEX INVESTMENTS”, as Sponsor (the “Sponsor”), and THE BANK OF NEW YORK MELLON, as Trustee (the “Trustee”),

WITNESSES, that

WHEREAS the Sponsor and the Trustee have entered into the following Depositary Trust Agreements (each, a “Depositary Trust Agreement,” and collectively, the “Depositary Trust Agreements”) establishing the trusts indicated (each, a “Trust,” and collectively, the “Trusts”) :

(1)	Depositary Trust Agreement dated June 8, 2006, establishing the CurrencyShares® Australian Dollar Trust, as such agreement has been amended to the date hereof;

(2)	Depositary Trust Agreement dated June 8, 2006, establishing the CurrencyShares® British Pound Sterling Trust, as such agreement has been amended to the date hereof;

(3)	Depositary Trust Agreement dated June 8, 2006, establishing the CurrencyShares® Canadian Dollar Trust, as such agreement has been amended to the date hereof;

(4)	Depositary Trust Agreement dated August 16, 2011, establishing the CurrencyShares® Chinese Renminbi Trust;

(5)	Depositary Trust Agreement dated December 2, 2005, establishing the CurrencyShares® Euro Trust, as such agreement has been amended to the date hereof;

(6)	Depositary Trust Agreement dated February 1, 2007, establishing the CurrencyShares® Japanese Yen Trust, as such agreement has been amended to the date hereof;

(7)	Depositary Trust Agreement dated August 7, 2008, establishing the CurrencyShares® Singapore Dollar Trust, as such agreement has been amended to the date hereof;

(8)	Depositary Trust Agreement dated August 7, 2008, establishing the CurrencyShares® South African Rand Trust, as such agreement has been amended to the date hereof;

(9)	Depositary Trust Agreement dated June 8, 2006, establishing the CurrencyShares® Swedish Krona Trust, as such agreement has been amended to the date hereof; and

(10)	Depositary Trust Agreement dated June 8, 2006, establishing the CurrencyShares® Swiss Franc Trust; and

WHEREAS Section 8.1 of each Depositary Trust Agreement provides substantially as follows with respect to the amendment of such Depositary Trust Agreement:

The Trustee and the Sponsor may amend any provisions of this Agreement without the consent of any Registered Owner; provided, however, that the provisions of Section 2.6, Section 2.7, Section 2.10, Section 4.2 through Section 4.7, this Section 8.1 and Section 8.2 may not be amended unless (i) the provision relates solely to procedural or logistical matters (as distinguished from core economic rights), or (ii) prior to the amendment, (a) the Sponsor obtains and delivers to the Trustee a written opinion of counsel to the effect that after such amendment the Trust will continue to be classified as a “grantor trust” under the Code, and (b) in the event that such opinion of counsel assumes that certain actions are taken by the Sponsor or the Trustee in connection with such amendment, such actions shall be taken by the Sponsor or the Trustee, as the case may be. Any amendment that imposes or increases any fees or charges (other than taxes and other governmental charges, registration fees or other such expenses), or that otherwise prejudices any substantial existing right of the Registered Owners, will not become effective as to outstanding Shares until 30 days after notice of such amendment is given to the Registered Owners. Every Registered Owner and Beneficial Owner, at the time any amendment so becomes effective, shall be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by this Agreement as amended thereby. In no event shall any amendment impair the right of the Registered Owner of Shares to Surrender Baskets of Shares and receive therefor the amount of Trust Property represented thereby, except in order to comply with mandatory provisions of applicable law.

WHEREAS the Sponsor has caused to be delivered to the Trustee an opinion of Foley & Lardner LLP addressed to the Sponsor and the Trustee to the effect that after giving effect to this Amendment and any action contemplated by this Amendment, the affected Trust will continue to be classified as a “grantor trust” under the Code.

NOW THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereby agree as follows:

1.	Amendment of Section 4.11. Section 4.11 of each Depositary Trust Agreement is amended and restated in its entirety to read as follows:

“Section 4.11 Grantor Trust.

Nothing in this Agreement, any agreement with a Depository, or otherwise, shall be construed to give the Trustee or Sponsor the power to vary the investment of the Beneficial Owners within the meaning of Section 301.7701-4(c) of the regulations under the Code or any similar or successor provision of the regulations under the Code, nor shall the Sponsor give the Trustee any direction that would vary the investment of the Beneficial Owners. However, the Trustee shall not be liable to any Person for any failure of the Trust to qualify as a grantor trust under the Code or any comparable provision of the laws of any State or other jurisdiction where that treatment is sought, except that this sentence shall not limit the Trustee’s responsibility for the administration of the Trust in accordance with this Agreement. Neither the Trustee nor the Sponsor will agree to any amendment of the Deposit Account Agreement unless the Sponsor obtains and delivers to the Trustee a prior written opinion of counsel to the effect that such amendment will have no adverse effect on the classification of the Trust as a “grantor trust” under the Code; provided, however that a prior written opinion of counsel shall not be required to amend Section 6.4 of the Deposit Account Agreement in order to increase or decrease the U.S. dollar equivalent amount of the maximum aggregate deposit liability of the Depository or, if applicable, the maximum permitted daily deposit amount.”

2.	This Amendment may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute but one and the same Amendment. Each of the parties hereto acknowledges having received an executed counterpart of this Amendment.

3.	Capitalized terms not defined herein shall have the meaning set forth in the Depositary Trust Agreements.

4.	This Amendment shall be interpreted under, and all rights and duties under this Amendment shall be governed by, the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned have each caused this Amendment to be executed as of the day and year above written.

RYDEX SPECIALIZED PRODUCTS LLC, as Sponsor

By:	/s/ Nikolaos Bonos
Name: Nikoloas Bonos
Title: CEO

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Howard Phillips
Name: Howard Phillips
Title: Managing Director

EXHIBIT 31.1

CERTIFICATION PURSUANT TO SECTION 302(A)

OF THE SARBANES-OXLEY ACT OF 2002

I, Nikolaos Bonos, certify that:

1. I have reviewed the Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2012 of CurrencyShares® Chinese Renminbi Trust;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves persons who have a significant role in the registrant’s internal control over financial reporting.

Date: March 12, 2012

/s/ NIKOLAOS BONOS
Nikolaos Bonos
Chief Executive Officer
(principal executive officer)

EXHIBIT 31.2

CERTIFICATION PURSUANT TO SECTION 302(A)

OF THE SARBANES-OXLEY ACT OF 2002

I, Joseph Arruda, certify that:

1. I have reviewed the Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2012 of CurrencyShares® Chinese Renminbi Trust;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves persons who have a significant role in the registrant’s internal control over financial reporting.

Date: March 12, 2012

/s/ JOSEPH ARRUDA
Joseph Arruda
Chief Financial Officer
(principal financial officer)

EXHIBIT 32.1

CERTIFICATION PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of CurrencyShares® Chinese Renminbi Trust (the “Trust”) on Form 10-Q for the period ended January, 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Nikolaos Bonos, Chief Executive Officer of Rydex Specialized Products LLC, the Sponsor of the Trust, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date: March 12, 2012

/s/ NIKOLAOS BONOS
Nikolaos Bonos*
Chief Executive Officer
(principal executive officer)

*	The Registrant is a trust and Nikolaos Bonos is signing in his capacity as the principal executive officer of Rydex Specialized Products LLC, the Sponsor of the Registrant.

EXHIBIT 32.2

CERTIFICATION PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of CurrencyShares® Chinese Renminbi Trust (the “Trust”) on Form 10-Q for the period ended January, 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joseph Arruda, Chief Financial Officer of Rydex Specialized Products LLC, the Sponsor of the Trust, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date: March 12, 2012

/s/ JOSEPH ARRUDA
Joseph Arruda*
Chief Financial Officer
(principal financial officer)

*	The Registrant is a trust and Joseph Arruda is signing in his capacity as the principal financial officer of Rydex Specialized Products LLC, the Sponsor of the Registrant.